UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2006

McMoRan Exploration Co.
(Exact name of registrant as specified in its charter)

Delaware	001-07791	72-1424200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Poydras Street
New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

McMoRan Exploration Co. (McMoRan) issued a press release, dated September 25, 2006, announcing the publication of the Environmental Assessment and Draft Finding of No Significant Impact by the United States Coast Guard (Coast Guard) and the Maritime Administration for the Main Pass Energy Hub™ LNG license application (see Exhibit 99.1). The Coast Guard issued a public notice on September 19, 2006, establishing a timeline for a record of decision on the project, including public hearings to be held during the week of October 2, 2006 (see Exhibit 99.2). In addition, McMoRan also reported that it received a letter from the Department of Natural Resources for the State of Louisiana on September 21, 2006 indicating that the proposed facility is consistent with the Louisiana Coastal Resources Program (see Exhibit 99.3).

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McMoRan Exploration Co.

By: /s/ C. Donald Whitmire, Jr.
----------------------------------------
C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date: September 25, 2006

McMoRan Exploration Co.
Exhibit Index

Exhibit
Number

99.1
Press release dated September 25, 2006, titled “McMoRan Exploration Co. Announces Coast Guard/MARAD Publication of Environmental Assessment and Draft Finding of No Significant Impact for Main Pass Energy HubTM LNG Project.”

99.2	Letter, dated September 19, 2006, from the United States Coast Guard regarding the Main Pass Energy HubTM project.

99.3	Letter, dated September 21, 2006, from the Department of Natural Resources for the State of Louisiana regarding the Main Pass Energy HubTM project.